                                                                    EXHIBIT 99.1





                   AEROPOSTALE REPORTS SECOND QUARTER RESULTS


NEW YORK, NEW YORK, AUGUST 18, 2005 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported results for the second quarter ended July 30, 2005.

Net income for the second quarter of fiscal 2005 was $7.5 million or $0.13 per diluted share versus net income of $10.9 million or $0.19 per diluted share in the second quarter of last year.

Net sales for the second quarter of fiscal 2005 increased 19.5% to $232.8 million versus net sales of $194.9 million in the second quarter of last year. Comparable store sales for the second quarter decreased 2.2% versus an increase of 20.0% last year.

Julian R. Geiger, Chairman and Chief Executive Officer said, "We are clearly disappointed with our performance for the second quarter. While we were able to manage our expenses carefully, our sales and gross margins in certain key classifications were significantly below our plan. As a result of this shortfall, our inventories at the end of the second quarter were higher than we initially anticipated."

THIRD AND FOURTH QUARTER GUIDANCE:
The company announced its earnings guidance for the third and fourth quarters of fiscal 2005. The company noted that it expects to achieve third quarter earnings in the range of $0.50 - $0.53 per diluted share and fourth quarter earnings in the range of $0.67 - $0.70 per diluted share. The company also noted it expects to achieve a low-single digit comparable store sales increase in the both the third and fourth quarters of fiscal 2005.

Mr. Geiger, concluded, "Our objective during the third quarter will be to maximize earnings and return to normalized inventory levels. Accordingly, we have revised our third and fourth quarter guidance reflecting increased promotional activity."

CONFERENCE CALL INFORMATION:
The Company will be holding a conference call today at 4:15 P.M. to review its fiscal 2005 second quarter results. The broadcast will be available through the `Investor Relations' link at
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www.aeropostale.com and at www.fulldisclosure.com. To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.

ABOUT AEROPOSTALE, INC.
Aeropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 11 to 18 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores, on-line thorough its website (www.aeropostale.com) or at organized sales events at college campuses.


ABOUT JIMMY'Z:

Jimmy'Z, a wholly owned subsidiary of Aeropostale, Inc., is a California lifestyle-oriented brand targeting fashion-aware young women and men ages 18 to
25. Jimmy'Z offers customers trend-right apparel in an innovative and unique store environment.

The first Aeropostale store was opened in 1987. The company currently operates 629 Aeropostale stores in 47 states and 6 Jimmy'Z stores in 6 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND CURRENT REPORTS ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A




                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)


                                              JULY 30,  JANUARY 29,    JULY 31,
                                                2005        2005        2004
                                              --------    --------    --------
ASSETS
Current Assets:
  Cash and cash equivalents ..............    $127,940    $106,128    $ 67,411
  Short-term investments .................      14,031      76,224      29,891
  Merchandise inventory ..................     162,726      81,238      99,215
  Other current assets ...................      27,328      15,897      36,904
                                              --------    --------    --------
     Total current assets ................     332,025     279,487     233,421

Fixtures, equipment and improvements, net      144,509     122,651     111,482

Other assets .............................       4,459       3,681       3,440
                                              --------    --------    --------
TOTAL ASSETS .............................    $480,993    $405,819    $348,343
                                              ========    ========    ========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable .......................    $108,178    $ 44,858    $ 59,350
  Accrued expenses .......................      39,649      52,136      35,875
                                              --------    --------    --------
     Total current liabilities ...........     147,827      96,994      95,225

Other non-current liabilities ............      83,745      70,574      60,940

Stockholders' equity .....................     249,421     238,251     192,178
                                              --------    --------    --------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $480,993    $405,819    $348,343
                                              ========    ========    ========

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EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA

                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)


                                                                                  13 WEEKS ENDED
                                                                                  --------------
                                                                   JULY 30, 2005            JULY 31, 2004
                                                                           % OF SALES              % OF SALES
                                                                           ----------              ----------
Net sales ............................................    $   232,770      100.0%       $194,852     100.0%

Cost of sales (including certain buying, occupancy and
warehousing expenses) ................................        170,743       73.4         135,366      69.5
                                                          -----------      -----        --------     -----

Gross profit .........................................         62,027       26.6          59,486      30.5

Selling, general and administrative expenses .........         50,607       21.7          41,925      21.5
                                                          -----------      -----        --------     -----

Income from operations ...............................         11,420        4.9          17,561       9.0

Interest income, net .................................            796        0.3             201       0.1
                                                          -----------      -----        --------     -----


Income before income taxes ...........................         12,216        5.2          17,762       9.1

Income taxes .........................................          4,767        2.0           6,865       3.5
                                                          -----------      -----        --------     -----


Net income ...........................................    $     7,449        3.2%       $ 10,897       5.6%
                                                          ===========      =====        ========     =====


Basic earnings per share .............................    $      0.13                   $  0.20
                                                          ===========                   =======

Diluted earnings per share ...........................    $      0.13                   $  0.19
                                                          ===========                   =======

Weighted average basic shares ........................         55,408                    55,663

Weighted average diluted shares ......................         56,367                    57,287

STORE DATA:

Comparable store sales increase (decrease) ...........           (2.2)%                    20.0%

Stores open at end of period .........................            634                       521

Total gross square footage at end of period ..........      2,241,787                 1,832,060

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EXHIBIT C

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA

                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)


                                                                        26 WEEKS ENDED
                                                                        --------------
                                                              JULY 30, 2005       JULY 31, 2004
                                                                    % OF SALES            % OF SALES
                                                                    ----------            ----------
Net sales ............................................    $444,444    100.0%    $362,506    100.0%

Cost of sales (including certain buying, occupancy
and warehousing expenses) ............................     322,646     72.6      253,913     70.0
                                                          --------    -----     --------    -----

Gross profit .........................................     121,798     27.4      108,593     30.0

Selling, general and administrative expenses .........      97,044     21.8       81,030     22.4
                                                          --------    -----     --------    -----

Income from operations ...............................      24,754      5.6       27,563      7.6

Interest income, net .................................       1,581      0.4          460      0.1
                                                          --------    -----     --------    -----

Income before income taxes ...........................      26,335      5.9       28,023      7.7

Income taxes .........................................      10,272      2.3       10,865      3.0
                                                          --------    -----     --------    -----

Net income ...........................................    $ 16,063      3.6%    $ 17,158      4.7%
                                                          ========    =====     ========    =====

Basic earnings per share                                  $   0.29              $   0.31
                                                          ========              ========


Diluted earnings per share                                $   0.28              $   0.30
                                                          ========              ========


Weighted average basic shares                               55,408                55,742

Weighted average diluted shares                             56,470                57,494

STORE DATA:

Comparable store sales increase                                0.9%                 19.5%